Exhibit 10.12

EXECUTION

AMENDED AND RESTATED

SUBORDINATED NOTE AND LOAN AGREEMENT

January 20, 2014

FOR VALUE RECEIVED, VIVINT SOLAR, INC., a Delaware corporation (“Borrower”) does hereby promise to pay to the order of APX PARENT HOLDCO, INC., a Delaware corporation (“Lender”; and together with Borrower, the “Parties”, and each, a “Party”), in lawful money of the United States of America in immediately available funds at its offices located at 4931 N 300 W, Provo, Utah 84604, or at such other location as Lender shall designate from time to time, the Principal Amount (as defined below), together with interest accruing on the Principal Amount from the date hereof, pursuant to the terms and conditions of this Subordinate Note and Loan Agreement (this “Agreement”):

RECITALS

WHEREAS, Borrower has requested and Lender has agreed to make certain extensions of credit and financial accommodations to Borrower pursuant to the terms of this Agreement;

WHEREAS, Borrower entered into (i) that certain Guaranty, dated as of October 5, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time), in favor of Firstar Development, LLC, a Delaware limited liability company (“Firstar”); and (ii) that certain Guaranty, dated as of October 3, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time) in favor of Firstar; and (iii) that certain Guaranty, dated as of June 28, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time), in favor of Firstar, in each case pursuant to which Borrower made certain guarantees to Firstar in support of certain obligations of subsidiaries of Borrower (collectively, the “Guaranteed Obligations”);

WHEREAS, Firstar has required and Lender has agreed to subordinate its rights and interests under this Agreement, including (without limitation) Lender’s right to receive payment from Borrower hereunder, to the prior payment and discharge of the Guaranteed Obligations;

WHEREAS, Borrower and Lender entered into that certain Subordinated Note and Loan Agreement, dated as of May 17, 2013 (the “Original Note”); and

WHEREAS, Borrower and Lender desire to amend and restate the Original Note upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Discharge” shall mean the indefeasible payment in full in cash (in immediately available funds) and the termination of any commitment to lend.

SUBORDINATED NOTE AND LOAN AGREEMENT

(APX Parent Holdco, Inc.)

“Change of Control” shall mean, at any time, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act of 1934, as amended) other than 313 Acquisition LLC (a) shall have acquired beneficial ownership of 50% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Holdings or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings.

“Expiration Date” shall mean the first date upon which any of the following shall occur: (i) a Change of Control, (ii) an Event of Default, or (iii) mutual agreement of the Parties in writing.

“Indebtedness” means, without duplication, (i) indebtedness created, issued or incurred for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property to another person subject to an understanding or agreement, contingent or otherwise, to repurchase such property), (ii) obligations to pay a deferred purchase or acquisition price for any property after six (6) months from the date of acquisition, (iii) any indebtedness of others secured by a lien or other encumbrance on any property, (iv) obligations in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions, (v) obligations in respect of surety bonds or similar instruments, (vi) obligations to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet under GAAP applied on a consistent basis (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (vii) guarantees of any indebtedness of others.

“Material Adverse Effect” means a material adverse effect, or any development involving a prospective material adverse change in the condition (financial or otherwise), or in the earnings, business or results of operations, whether or not arising from transactions in the ordinary course of business, of either (x) Holdings and its subsidiaries, taken as a whole (in the case of Borrower) or (y) Lender and its subsidiaries, taken as a whole (in the case of Lender).

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Principal Amount” means the amount of loans and advances to Borrower under this Agreement from time to time outstanding in an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000.00), as such outstanding principal balance may be increased from time to time by accrued interest pursuant to Section 5.

“Senior Obligations” shall mean the Guaranteed Obligations, and all other Indebtedness incurred by Borrower from time to time after the date hereof other than the Subordinated Debt, including (without limitation) any guaranteed obligations of Borrower with respect any existing or future tax equity financing, project financing, or the like.

2	SUBORDINATED NOTE AND LOAN AGREEMENT
(APX Parent Holdco, Inc.)

“Subordinated Debt” shall mean any loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender of any kind or nature, present or future, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether consisting of principal, interest, expense payments, management and consulting fees, liquidation costs, attorneys’ fees and costs or otherwise, all to the extent arising or created pursuant to this Agreement.

2. Advances. Borrower may request advances, repay and request additional advances hereunder until the Expiration Date, subject to the terms and conditions of this Agreement. Borrower acknowledges and agrees that in no event shall Lender be under any obligation to extend or renew the loans described in this Agreement beyond the Expiration Date. The aggregate unpaid principal amount of advances under this Agreement shall not exceed the face amount of this Agreement.

3. Advance Procedures. A request for advances shall be made via e-mail pursuant to Section 12(b). Lender shall fund the requested advance as promptly as possible but in all events within (3) three business days after receipt of Borrower’s request for an advance.

4. Rate of Interest. Interest shall accrue on the Principal Amount at a rate per annum equal to Twelve Percent (12.0%), computed on the basis of a 365-day or 366-day year, as the case may be, and shall be payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2014; provided, that Borrower shall not make any cash interest payment until the Expiration Date. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

5. Payment Terms. On each interest payment date prior to the Expiration Date the outstanding principal balance shall automatically increase by the amount of interest payable for such interest period (rounded up to the nearest $1,000.00), and interest shall thereafter accrue on such increased principal balance. The Principal Amount together with any accrued and unpaid interest shall be due and payable on the Expiration Date. For the avoidance of doubt, in no event shall Borrower be obligated to make any payment of principal or cash payment of interest hereunder until the Expiration Date.

6. Pre-Payment. Borrower may, at any time, and without premium or penalty, prepay all or any part of the Principal Amount provided, that Borrower shall not make any payment of all or any part of the Principal Amount unless and until the Credit Agreement and the Senior Debt shall have been Discharged.

7. Waivers. Borrower and all parties becoming a party to this Agreement, or any endorser or guarantor of this Agreement, expressly waive demand, presentment for payment, protest, and notice of dishonor and of protest.

3	SUBORDINATED NOTE AND LOAN AGREEMENT
(APX Parent Holdco, Inc.)

8. Representations and Warranties.

(a) Borrower.

(i) Borrower has the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement. This Agreement is, or will be when delivered, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms and conditions (except to the extent that enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights).

(ii) The execution and delivery of this Agreement will not result in the breach or default under the terms, conditions or provisions of: (i) Borrower’s organizational documents or (ii) any material agreement to which Borrower is a party or by which Borrower is bound.

(iii) There is no action, litigation, proceeding or investigation pending or threatened against Borrower that would reasonably be expected to have a Material Adverse Effect upon Borrower.

(b) Lender.

(i) Lender has the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement. This Agreement is, or will be when delivered, the legal, valid and binding obligation of Lender enforceable against Lender in accordance with its terms and conditions (except to the extent that enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights).

(ii) The execution and delivery of this Agreement will not result in the breach or default under the terms, conditions or provisions of: (i) Lender’s organizational documents or (ii) any material agreement to which Lender is a party or by which Lender is bound.

(iii) There is no action, litigation, proceeding or investigation pending or threatened against Lender that would reasonably be expected to have a Material Adverse Effect upon Lender.

9. Defaults; Remedies.

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

(i) the failure by either Party to make any payment or advance when due that is not cured within fifteen (15) business days after written notice thereof is given by the other Party;

(ii) the filing against any Party of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding and such proceeding is not dismissed or stayed within sixty (60) days after commencement;

(iii) any material representation or warranty made by either Party in this Agreement is false, erroneous or misleading in any material respect; and

4	SUBORDINATED NOTE AND LOAN AGREEMENT
(APX Parent Holdco, Inc.)

(iv) Either Party’s failure to observe or perform any covenant or other agreement set forth in this Agreement (other than with respect to Section 9(a)(i) above) that is not cured within fifteen (15) business days after written notice thereof is given by the other Party.

(b) Remedies. Upon the occurrence of an Event of Default by Borrower, (i) Lender shall be under no further obligation to make advances hereunder; and (ii) the Principal Amount and accrued interest together with any additional amounts payable hereunder, at Lender’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable. Upon the occurrence of an Event of Default by either Party, the non-defaulting Party may exercise any of the rights and remedies available under this Agreement or under applicable law.

10. Non-Waiver. No failure or delay by either Party to insist upon the strict performance of any right, power or remedy consequent upon a breach of or default under this Agreement shall constitute a waiver of performance or preclude the modification, change, waiver, or amendment of this Agreement and no such modification, change, waiver or amendment of this Agreement shall be deemed to be made by either Party unless in writing signed by such Party, and each such modification, change, waiver, or amendment, if any, shall apply only with respect to the specific instance involved.

11. Subordination. Borrower covenants and agrees, and Lender likewise covenants and agrees, notwithstanding anything to the contrary contained herein, that the payment of any Subordinated Debt shall be subordinate and subject in right and time of payment to the prior occurrence of the Discharge of the Senior Obligations. Until the Discharge of Senior Obligations, and notwithstanding anything to the contrary contained herein, Lender shall not, without the prior written consent of Firstar and all other beneficiaries of the Senior Obligations, agree to any amendment, modification or supplement to this Agreement that would, in the reasonable judgment of the Parties, adversely affect the rights of holders of Senior Obligations.

From time to time following the date hereof, at the reasonable request of Firstar or any beneficiary of the Senior Obligations, Lender agrees that it shall enter into subordination agreements or other similar instruments as may be reasonably requested in order to evidence more fully and effectively this Section 11.

12. Miscellaneous.

(a) Third Party Beneficiaries. Each of Firstar and all other beneficiaries of the Senior Obligations shall be deemed express and intentional third party beneficiaries of this Agreement.

5	SUBORDINATED NOTE AND LOAN AGREEMENT
(APX Parent Holdco, Inc.)

(b) Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement by any Party shall be in writing delivered to the applicable Parties at the following address:

BORROWER:

VIVINT SOLAR, INC.

4931 N 300 W

Provo, UT 84604

Attention:	Dana Russell,
Chief Financial Officer
Telephone:	801.229.7858
Email:	dana.russell@vivintsolar.com

With a copy to:

Attention:	C. Dan Black, General Counsel
Telephone:	801.705.8093
Email:	dblack@vivintsolar.com

LENDER:

APX PARENT HOLDCO, INC.

4931 N 300 W

Provo, UT 84604

Attention:	Dale Gerard
Telephone:	801.705.8011
Email:	dgerard@vivint.com

With a copy to:

Attention:	Nathan Wilcox
Telephone:	801.705.8054
Email:	nwilcox@vivint.com

or to such other address as any Party may designate from time to time by written notice to all other Parties. Each such notice, request, demand, or other communication shall be deemed given and effective, as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by first-class U.S. Mail, postage prepaid, upon the earlier to occur of receipt or three (3) days after deposit in the U.S. Mail; (iii) if sent by a recognized prepaid overnight courier service, one (1) day after the date it is given to such service; (iv) if sent by facsimile, upon receipt of confirmation of successful transmission by the facsimile machine; and (v) if sent by email, upon acknowledgement of receipt by the recipient.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, or by operation of law, neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Party; provided, that, either Party may assign, pledge or hypothecate all of its right, title and interest under this Agreement without the consent of any other person, as collateral security to holders of its outstanding Indebtedness or an agent on their behalf.

6	SUBORDINATED NOTE AND LOAN AGREEMENT
(APX Parent Holdco, Inc.)

(d) Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersede all prior oral and written negotiations, communications, discussions and correspondence pertaining to the subject matter hereof.

(e) Amendments and Waivers. This Agreement may only be amended or modified by an instrument in writing signed by all of the Parties.

(f) Severability of Provisions. If any provision of this Agreement is held to be invalid, prohibited, or otherwise unenforceable by a court of competent jurisdiction, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed invalid, prohibited, or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

(g) Usury. Nothing contained in this Agreement shall be deemed to require the payment of interest or other charges by Borrower or any other person or entity in excess of the amount which may be lawfully charge under any applicable usury laws. In the event that Lender shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, be credited against the principal balance of the amounts then outstanding hereunder.

(h) Governing Law. THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

(i) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 12(i) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT.

7	SUBORDINATED NOTE AND LOAN AGREEMENT
(APX Parent Holdco, Inc.)

(j) Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, REPRESENTATIVES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, REPRESENTATIVES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(k) Further Assurances From time to time following the date hereof, at the request of any Party and without further consideration, the other Party shall execute and deliver to such requesting Party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting Party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

(l) Counterparts. This Agreement and any amendment, waivers, consents or supplements hereto or in connection herewith may be executed by one or more of the Parties on any number of separate counterparts, by facsimile or email, and all of said counterparts taken together shall be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“pdf”) signature page shall constitute an original for purposes hereof.

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8	SUBORDINATED NOTE AND LOAN AGREEMENT
(APX Parent Holdco, Inc.)

IN WITNESS WHEREOF, the due execution and sealing hereof with the intent to be legally bound hereby:

BORROWER:

VIVINT SOLAR, INC., a Delaware corporation

By:	/s/ Dana Russell
Name:	Dana Russell
Title:	Chief Financial Officer

LENDER:

APX PARENT HOLDCO, INC., a Delaware corporation

By:	/s/ Dale Gerard
Name:	Dale Gerard
Title:	Vice President of Finance; Treasurer

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SUBORDINATED NOTE AND LOAN AGREEMENT
(APX Parent Holdco, Inc.)